Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-232899), pertaining to the 2019 Long-Term Incentive Compensation Plan of Haemonetics Corporation;
(2) Registration Statement (Form S-8 No. 333-222877), pertaining to the 2007 Employee Stock Purchase Plan of Haemonetics Corporation;
(3) Registration Statement (Form S-8 No. 333-200226), pertaining to the 2005 Long-Term Incentive Compensation Plan of Haemonetics Corporation, as amended by that certain Post-Effective Amendment No. 1 to the Registration Statement (No. 333-200226);
(4) Registration Statement (Form S-8 No. 333-181847), pertaining to the 2005 Long-Term Incentive Compensation Plan of Haemonetics Corporation;
(5) Registration Statement (Form S-8 No. 333-159434), pertaining to the 2005 Long-Term Incentive Compensation Plan of Haemonetics Corporation;
(6) Registration Statement (Form S-8 No. 333-149205), pertaining to the 2007 Employee Stock Purchase Plan of Haemonetics Corporation; and
(7) Registration Statement (Form S-8 No. 333-136839), pertaining to the 2005 Long-Term Incentive Compensation Plan of Haemonetics Corporation;

of our reports dated May 22, 2023, with respect to the consolidated financial statements of Haemonetics Corporation and the effectiveness of internal control over financial reporting of Haemonetics Corporation included in this Annual Report (Form 10-K) of Haemonetics Corporation for the fiscal year ended April 1, 2023.

/s/ Ernst & Young LLP
Boston, Massachusetts
May 22, 2023